Exhibit 99.1

AMENDMENT NO. 3 TO
JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)        Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)       Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: January 7, 2025

Reporting Person/Group Name as listed on Cover Page:	BART ZIBROWSKI
Signature of Authorized Person:	By	/s/ Bart Zibrowski
	Name:	Bart Zibrowski
	Date:	January 7, 2025

Reporting Person/Group Name as listed on Cover Page:	DDK DEVELOPMENTS LLC
Signature of Authorized Person:	By	/s/ Bart Zibrowski
	Title:	Managing Member
	Date:	January 7, 2025